Exhibit 99.1
For more information, contact:
Tom Miller
Chief Financial Officer
(818) 444-2325
tmiller@ixiacom.com
Ixia Announces 2009 First Quarter Results
CALABASAS, CA— April 23, 2009— Ixia (Nasdaq: XXIA) today reported its financial results for the first quarter ended March 31, 2009.
Total revenues for the 2009 first quarter were $37.1 million compared to $41.7 million in the 2008 first quarter. On a GAAP basis, the Company recorded a net loss for the 2009 first quarter of $4.0 million, or $0.06 per share, compared to net income of $106,000, or $0.00 per diluted share, for the 2008 first quarter.
Non-GAAP net income for the 2009 first quarter was $385,000, or $0.01 per diluted share, compared to net income of $2.8 million, or $0.04 per diluted share, for the 2008 first quarter. Ixia’s non-GAAP 2009 first quarter results exclude non-cash charges of $3.8 million related to stock-based compensation, $1.3 million for the amortization of acquired intangible assets, $1.4 million for the impairment of the Company’s auction rate securities and a net tax benefit of $2.2 million related to these items. Non-GAAP results for the 2008 first quarter exclude non-cash charges of $2.9 million related to stock-based compensation, $1.5 million for the amortization of acquired intangible assets and a net tax benefit of $1.7 million related to these items.

“Despite the challenging business conditions during the first quarter, we generated positive cash flow from our operations, and were encouraged by year-over-year top line growth in some key markets,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “Revenues in the Asia Pacific region hit new levels led by record quarters in Japan and China. We also saw an increase in our service provider business where bookings were up by 19% over last year. However, the uncertainty of the global economy continues to impact the buying decisions of many of our customers, particularly in the United States where some network equipment manufacturers and carriers delayed or reduced spending during the first quarter. We believe that the remainder of 2009 will continue to be challenging, but we are prepared to meet these challenges by focusing on key product innovation, customer delight and cost controls. We are committed to maintaining and enhancing our profitability and positive operating cash flow while meeting the needs of our customers.”
Under the $25 million share repurchase program announced in late November 2008, Ixia repurchased approximately 1.1 million shares of its common stock at an average purchase price of $5.00 per share, or a total of approximately $5.3 million, during the 2009 first quarter. Since the inception of the share repurchase program through March 31, 2009, Ixia has repurchased approximately 1.5 million shares of its common stock at an average purchase price of $5.28 per share, or a total of approximately $8.1 million.
As of March 31, 2009, Ixia had cash, cash equivalents and investments of $202.2 million and no debt. Of this total, over $180 million is invested in short-term debt obligations of the U.S. government. The Company also owns interest bearing auction rate securities with a current value of $1.8 million.
Ixia will host a conference call today for analysts and investors to discuss its 2009 first quarter results and its business outlook for the 2009 second quarter at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web Site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web Site for 90 days.

Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as stock-based compensation, the amortization of acquisition-related intangible assets, and the impairment charges related to certain investments, as well as the related income tax effects of such items. Stock-based compensation, the amortization of acquisition-related intangible assets and the impairment charges related to certain investments represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of IP performance test systems and service verification platforms for IP-based infrastructure and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex IP networks, devices, and applications. Ixia’s multiplay test systems address the growing need to test voice, video, and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia and the Ixia four petal logo are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,046	$192,791
Short-term investments in marketable securities	171,894	9,850
Accounts receivable, net	29,393	34,001
Inventories	14,936	14,966
Deferred income taxes	4,198	4,855
Prepaid expenses and other current assets	4,368	4,981

Total current assets	252,835	261,444

Investments in marketable securities	2,252	3,657
Property and equipment, net	17,651	18,506
Deferred income taxes	18,483	14,945
Intangible assets, net	9,334	10,592
Goodwill	16,728	16,728
Other assets	2,355	2,554

Total assets	$319,638	$328,426

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,324	$4,729
Accrued expenses	16,416	18,823
Deferred revenues	20,032	19,558
Income taxes payable	335	452

Total current liabilities	40,107	43,562

Deferred revenues	5,847	6,109
Other liabilities	5,785	5,559

Total liabilities	51,739	55,230

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at March 31, 2009 and December 31, 2008; 62,393 and 63,391 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	87,084	92,386
Additional paid-in capital	111,927	107,882
Retained earnings	69,191	73,182
Accumulated other comprehensive loss	(303)	(254)

Total shareholders’ equity	267,899	273,196

Total liabilities and shareholders’ equity	$319,638	$328,426

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2009	2008
Revenues:
Products	$30,081	$34,934
Services	7,043	6,717

Total revenues	37,124	41,651

Costs and operating expenses:(1)
Cost of revenues — products	7,566	8,182
Cost of revenues — amortization of purchased technology	1,165	1,220
Cost of revenues — services	943	1,054
Research and development	11,866	11,986
Sales and marketing	14,399	14,702
General and administrative	6,224	7,004
Amortization of intangible assets	160	261

Total costs and operating expenses	42,323	44,409

Loss from operations	(5,199)	(2,758)
Interest and other income, net	561	2,777
Other-than-temporary impairment on investments	(1,405)	—

(Loss) income before income taxes	(6,043)	19
Income tax benefit	(2,052)	(87)

Net (loss) income	$(3,991)	$106

(Loss) earnings per share:
Basic	$(0.06)	$0.00
Diluted	$(0.06)	$0.00

Weighted average number of common and common equivalent shares outstanding:
Basic	63,053	67,948
Diluted	63,053	68,922

(1)	Stock-based compensation included in:

Cost of revenues — products	$170	$157
Cost of revenues — services	64	60
Research and development	1,621	1,109
Sales and marketing	1,264	914
General and administrative	716	696

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended March 31,
	2009		2008
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$9,674	26.1%	$10,456	25.1%
Amortization of purchased technology(a)	(1,165)	-3.1%	(1,220)	-2.9%
Stock-based compensation(b)	(234)	-0.7%	(217)	-0.5%

Total cost of revenues — Non-GAAP	$8,275	22.3%	$9,019	21.7%

Operating expenses — GAAP	$32,649	87.9%	$33,953	81.5%
Amortization of intangible assets(a)	(160)	-0.4%	(261)	-0.6%
Stock-based compensation(b)	(3,601)	-9.7%	(2,719)	-6.5%

Operating expenses — Non-GAAP	$28,888	77.8%	$30,973	74.4%

Loss from operations — GAAP	$(5,199)	-14.0%	$(2,758)	-6.6%
Effect of reconciling items(c)	5,160	13.9%	4,417	10.6%

(Loss) income from operations — Non-GAAP	$(39)	-0.1%	$1,659	4.0%

Other-than-temporary impairment on investments — GAAP	$(1,405)	-3.8%	$—	—
Effect of reconciling items(d)	1,405	3.8%	—	—

Other-than-temporary impairment on investments — Non-GAAP	$—	—%	$—	—%

Income tax benefit — GAAP	$(2,052)	-5.5%	$(87)	-0.2%
Effect of reconciling items(e)	2,189	5.9%	1,693	4.1%

Income tax expense — Non-GAAP	$137	0.4%	$1,606	3.9%

Net (loss) income — GAAP	$(3,991)	-10.8%	$106	0.3%
Effect of reconciling items(f)	4,376	11.8%	2,724	6.5%

Net income — Non-GAAP	$385	1.0%	$2,830	6.8%

Diluted (loss) earnings per share — GAAP	$(0.06)		$0.00
Effect of reconciling items(g)	0.07		0.04

Diluted earnings per share — Non-GAAP	$0.01		$0.04

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquired intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This reconciling item represents an other-than-temporary impairment on our investment in auction rate securities. As this other-than-temporary impairment represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding this other-than-temporary impairment, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (d).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (d), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (d), net of tax, on a diluted per share basis.